Exhibit 99.1

BPG/CGV Hotel Partners IX, LLC

Financial Statements

Year Ended December 31, 2005

Independent Auditor’s Report

To the Members

BPG/CGV Hotel Partners IX, LLC

Washington, DC

We have audited the accompanying balance sheet of BPG/CGV Hotel Partners IX, LLC (the Company) as of December 31, 2005, and the related statements of operations, changes in members’ capital, and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of BPG/CGV Hotel Partners IX, LLC as of December 31, 2005, and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/ Snyder, Cohn, Collyer, Hamilton & Associates, P.C.

March 24, 2006

1

BPG/CGV Hotel Partners IX, LLC

Balance Sheet

December 31, 2005

Assets
Property and equipment, at cost:
Building and improvements	$47,536,245
Site improvements	1,197,200
Furniture and equipment	8,477,623

57,211,068
Accumulated depreciation	(5,890,542)

Total property and equipment	51,320,526

Other assets:
Cash and cash equivalents	175,504
Restricted escrows	2,240,302
Accounts receivable - trade	274,410
Inventories	170,640
Prepaid expenses	164,629
Deposits	150,394
Franchise fee, net of accumulated amortization of $12,542	8,958
Interest rate caps	250,900
Financing costs, net of accumulated amortization of $814,858	567,193

Total other assets	4,002,930

Total assets	$55,323,456

Liabilities and members’ capital
Liabilities:
Mortgages payable	$47,000,000
Accounts payable and accrued expenses	1,359,096
Accounts payable - affiliate	157,609
Deferred revenue	20,620

Total liabilities	48,537,325
Members’ capital	6,786,131

Total liabilities and members’ capital	$55,323,456

See Accompanying Notes

2

BPG/CGV Hotel Partners IX, LLC

Statement of Operations

For the year ended December 31, 2005

Revenues:
Rooms	$10,816,550
Food and beverage	1,409,901
Telephone	55,916
Other operating departments	84,507
Rentals and other	224,266

Total revenues	12,591,140

Departmental expenses:
Rooms	3,431,838
Food and beverage	1,355,331
Telephone	47,978
Other operating departments	134,773

Total departmental expenses	4,969,920

Departmental profit (loss):
Rooms	7,384,712
Food and beverage	54,570
Telephone	7,938
Other operating departments	(50,266)
Rentals and other	224,266

Gross departmental profit	7,621,220

Costs and other expenses (income):
General and administrative	895,291
Sales and marketing	1,152,810
Operating and maintenance	426,916
Utilities	832,677
Management and accounting fees	434,949
Franchise fees	434,292
Operating leases	142,653
Ground rent	600,000
Property insurance	78,697
Property taxes	650,320
Other fees	403,922
Interest	4,365,346
Depreciation and amortization	2,550,991
Unrealized gain on interest rate caps	(66,329)

Total costs and other expenses	12,902,535

Net loss	$(5,281,315)

See Accompanying Notes

3

BPG/CGV Hotel Partners IX, LLC

Statement of Changes in Members’ Capital

For the year ended December 31, 2005

	DDODE Associates LLC	BPG Hotel Partners IX LLC	Total
Members’ capital - January 1, 2005	$4,271,532	$4,271,815	$8,543,347
Members’ contributions	1,762,499	1,761,600	3,524,099
Net loss	(2,640,657)	(2,640,658)	(5,281,315)

Members’ capital - December 31, 2005	$3,393,374	$3,392,757	$6,786,131

See Accompanying Notes

4

BPG/CGV Hotel Partners IX, LLC

Statement of Cash Flows

For the year ended December 31, 2005

Cash flows from operating activities:
Net loss	$(5,281,315)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	2,550,991
Unrealized gain on interest rate caps	(66,329)
(Increase) decrease in:
Accounts receivable - trade	198,517
Accounts receivable - affiliate	25,000
Inventories	(36,294)
Prepaid expenses	22,999
Increase (decrease) in:
Accounts payable and accrued expenses	(237,757)
Accounts payable - affiliate	(328,744)
Deferred revenue	20,620

Net cash used in operating activities	(3,132,312)

Cash flows from investing activities:
Additions to property and equipment	(146,788)
Funding of restricted escrows	(784,451)

Net cash used in investing activities	(931,239)

Cash flows from financing activities:
Members’ contributions	3,524,099

Net decrease in cash and cash equivalents	(539,452)
Cash and cash equivalents - beginning	714,956

Cash and cash equivalents - ending	$175,504

Supplemental disclosure of cash flow information:
Cash paid during the year for:
Interest	$4,310,234
Income taxes	—

See Accompanying Notes

5

Note 1:	Summary of significant accounting policies:

BPG/CGV Hotel Partners IX, LLC (the “Company”) (a Delaware limited liability company) was formed on September 19, 2000 for the purpose of designing, developing, constructing and operating an approximately 293,000 square foot, 273 room hotel and a parking garage (the Project) on a ground leased parcel in East Boston, Massachusetts. The Company is managed by DDODE Associates, LLC (DDODE) and BPG Hotel Partners IX, LLC (BPG) (collectively, the Members). The Members contributed their entire interests, in and to the Project, to the Company. On February 28, 2001 and November 1, 2002, the Members amended and restated the Company’s operating agreement to reflect their contributions to the Company’s capital made to date, and to modify the manner in which available cash flow is distributed to the members. Construction began during May 2001, and was completed in February 2003. The hotel opened for business February 14, 2003 as an Embassy Suites. The Company has no specific date of dissolution.

Basis of presentation - The financial statements include all the accounts of the Company and have been prepared in accordance with accounting principles generally accepted in the United States.

Use of estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities, if any, at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and cash equivalents - For purposes of preparing the statement of cash flows, the Company considers all investments purchased with an original maturity of three months or less to be cash equivalents. Restricted cash and funds held in escrow accounts not readily available for use are not considered as cash and cash equivalents.

Restricted escrows - The senior loan agreement requires that the hotel maintain reserve accounts for property taxes, insurance and replacement reserves.

Accounts receivable - trade - Accounts receivable represent amounts due from customers. Management reviews open accounts monthly and takes appropriate steps for collection. When needed an allowance for bad debts is recorded to reflect management’s determination of the amount deemed uncollectible. At December 31, 2005 it was determined that all open accounts receivable were collectible. Therefore no provision for bad debts has been recorded.

Inventories - Inventories of food, beverages, linens and guest supplies are stated at the lower of cost or market as determined by the first-in, first-out method.

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Note 1:	Summary of significant accounting policies: (continued)

Income taxes - The Company has elected to be taxed as a partnership for income tax reporting purposes. The Company does not pay federal or state corporate income taxes on its taxable income (nor are they allowed a net operating loss carryback or carryover as a deduction). Instead, the members report their proportionate share of the Company’s taxable income (or loss), deductions and tax credits on their personal income tax returns. Therefore, no provision or liability for federal or state income taxes has been included in the financial statements.

Property and equipment - Property and equipment are recorded at cost. Maintenance, repairs and other expenses that do not enhance the value or increase the basic useful lives of the assets are charged to current operations. Building and improvement costs are being depreciated on a straight-line basis over lives ranging from 15 to 40 years. Furniture and equipment are being depreciated on a straight-line basis over five to ten years, which approximates the useful life of the asset involved. Depreciation expense for the year ended December 31, 2005 was $2,091,260.

Concentration of credit risk - Financial instruments that potentially subject the Company to concentration of credit risk are primarily cash and temporary cash investments. The Company places its cash and money market accounts with highly rated financial institutions and national brokerage firms. Cash on hand at federally insured institutions may exceed insurance limits from time to time. The Company has not experienced any losses in such accounts, and monitors the credit worthiness of the financial institutions with which it conducts business.

Deferred costs - Financing costs have been capitalized, and are being amortized using the straight-line method over the term of the related financing. Initial franchise fees are being amortized using the straight-line method over 60 months.

Revenue - Revenue is generally recognized as hotel services are provided to guests.

Advertising - The cost of advertising is generally expensed as incurred. Total expenses for the year ended December 31, 2005 were $198,557.

Interest rate caps - The Company has entered into interest rate cap agreements related to its mortgage notes payable. The Company records these derivative instruments on the balance sheet as either an asset or liability measured at their fair value. Changes in the derivative instruments’ fair value are recognized currently in earnings. The Company has recorded an unrealized gain on its interest rate caps of $66,329 for the year ended December 31, 2005.

7

Note 1:	Summary of significant accounting policies: (continued)

Fair value of financial instruments - The fair value of financial instruments is determined by reference to market data and other valuation techniques, as appropriate. The Company’s financial instruments consist of cash and cash equivalents, mortgages payable and interest rate cap agreements. Unless otherwise disclosed, the fair value of the financial instruments approximates their recorded values.

Note 2:	Intangible assets

Financing costs totaling $1,382,051 incurred in obtaining financings have been capitalized, and are being amortized using the straight-line method over the term of the related financing. Amortization of deferred financing costs totaled $455,431 for the year ended December 31, 2005.

The initial franchise fee deposit of $21,500 is being amortized using the straight-line method over 60 months. Amortization of the franchise fees totaled $4,300 for the year ended December 31, 2005.

At December 31, 2005 estimated amortization expense is as follows:

For the years ending December 31,
2006	$459,731
2007	116,062
2008	358

Note 3:	Allocations of profits and losses and distributions:

Allocations of profits and losses are made in accordance with the provisions of Section 704(b) of the Internal Revenue Code.

Distributions of cash shall be applied or distributed (i) first, to the extent and in proportion to any accrued and unpaid interest on each Member’s shortfall loans, as defined, if any, (ii) second, to the extent of and in proportion to each Member’s unrecovered shortfall loan amounts, (iii) third, to the Members who have made construction shortfall contributions, as defined, pro rata, in proportion to their unrecovered construction shortfall contributions, until Members have received their construction shortfall preferred return, as defined, (iv) fourth, to the Members who have made construction shortfall contributions, pro rata, in proportion to their unrecovered construction shortfall contributions, (v) fifth, to the Members, pro rata, in proportion to their unrecovered contributions, as defined, excluding the DDODE subordinated initial contribution, as defined, until the Members have received cumulative distributions equal to a cumulative 12% per annum return, compounded annually on their unrecovered contributions, (vi) sixth, to the Members to the extent of and in proportion to each Member’s unrecovered contributions, excluding the

8

Note 3:	Allocations of profits and losses and distributions: (continued)

DDODE subordinated initial contribution, (vii) seventh, to DDODE, until DDODE has received cumulative distributions equal to a cumulative 12% per annum return, compounded annually on its DDODE subordinated initial contribution, (viii) eighth, to DDODE to the extent of any unrecovered DDODE subordinated initial contribution, (ix) ninth, to DDODE, in the amount of $250,000, if BPG fails to make any additional contributions, and (x) tenth, to the Members in proportion to their respective percentage interests.

Except for the obligations of BPG regarding the contribution of capital, under provisions of the operating agreement, no member shall be obligated personally for any debt, obligation or liability of the Company, or any other member, solely by reason of being a member of the Company. Additionally, no member shall have any responsibility to restore negative capital account balances or to contribute to, or in respect of, the liabilities or obligations of the Company.

Note 4:	Mortgage debt:

Senior debt

On March 19, 2004, the Company entered into two new loans with proceeds used to pay outstanding balances on the existing debt. The first loan, in the amount of $32,000,000, is with Greenwich Capital Financial Products, Inc. The loan, which is secured by a first mortgage on the property, bears interest at a variable rate set by the adjusted LIBOR rate (as defined) plus 3.86% (8.17% at December 31, 2005), and requires monthly payments of interest only through April 1, 2007, the maturity date. In addition to the monthly payment of interest, if the loan is extended, as defined in the loan agreement, then commencing on May 1, 2007, the Company shall make monthly payments of $175,000 through the extended maturity date. Interest incurred under the loan amounted to $2,302,773 for the year ended December 31, 2005.

The loan is secured by a first mortgage on the property to Greenwich Capital Financial Products, Inc. and certain guarantees given by principals of the Members.

On March 16, 2004, the Company entered into a three-year interest rate cap with SMBC Derivative Products Limited at a cost of $235,000 and fair value of $231,468 as of December 31, 2005.

9

Note 4:	Mortgage debt: (continued)

Junior debt

The second loan, in the amount of $15,000,000, is with Ashford Hospitality Finance LP. The loan, which is secured by a mortgage on the property, bears interest at a variable rate set by the adjusted LIBOR rate (as defined) plus 10.25% (14.54% at December 31, 2005), and requires monthly payments of interest only through April 7, 2007, the maturity date. Interest incurred under the loan amounted to $2,034,714 for the year ended December 31, 2005.

The note is also secured by certain guarantees given by principals of the Members.

On March 16, 2004, the Company entered into a three-year interest rate cap with SMBC Derivative Products Limited at a cost of $69,000 and fair value of $19,432 as of December 31, 2005.

Under the provisions of the Senior debt and Junior debt loan agreements discussed above, the Company is required to maintain a minimum debt yield. As the result of the Company’s net operating loss, the Company’s debt yield did not meet this requirement during 2005. As a result, the lenders of the Senior debt and Junior debt loans have the right but not the obligation to call on the letters of credit that are pledged by the owners as additional collateral. The Company has not received any notices from its lenders indicating their intent to draw on the letters of credit.

Note 5:	Franchise agreement:

The hotel operates as an Embassy Suites Hotel under a licensing agreement with Hilton Hotels Corporation. Under this agreement, the hotel pays royalty fees, marketing fees and reservation fees in exchange for brand identification and marketing. This agreement expires on November 12, 2019.

Note 6:	Commitments:

During 2005, the hotel was obligated on various operating leases for transportation and office equipment. Operating lease expense for the year was $142,653.

On November 27, 1997, DDODE entered into a ninety-nine year ground lease, for land located at the intersection of Cottage Street and Porter Street, in East Boston, Massachusetts, upon which, as described in Note 1, the Company constructed a hotel. On September 26, 2000, DDODE assigned its interest in the ground lease to the Company.

The ground lease provides for monthly rental payments of $50,000.

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Note 6:	Commitments: (continued)

In addition to rents stated above, the ground lease provides for semiannual payments of 1.25% of gross revenues, as defined, for the prior six-month period. This provision is to commence on January 1, 2010, and continues to the end of the term of the lease.

Future minimum lease payments on all leases are as follows for the years ending December 31:

2006	$686,751
2007	673,642
2008	637,092
2009	600,000
2010	600,000
Thereafter	53,250,000

Note 7:	Related parties:

The Company entered into a Management Agreement, dated September 15, 2000, with Pollin/Miller Hospitality Strategies, Inc. (PMHS), an affiliate of BPG, for management services and accounting services in connection with the operation of the Project upon issuance of a certificate of occupancy after completion of the construction and development of the Project. During 2005, $434,949 was earned by PMHS for management and accounting fees. In addition to management services, the Company reimburses PMHS for salaries and related benefits allocable to the hotel, which totaled $3,781,782 for the year ended December 31, 2005. At December 31, 2005, the total amount due to PMHS was $157,609.

On November 6, 2001, the Company made a noninterest-bearing advance of $25,000 to BS/CGCC, an affiliate of CGV, for working capital. These funds were refunded to the Company during 2005.

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BPG/CGV Hotel Partners IX LLC

Financial Statements

Year Ended December 31, 2004

Report of Independent Auditors

The Members of

BPG/CGV Hotel Partners IX LLC

We have audited the accompanying balance sheet of BPG/CGV Hotel Partners IX LLC (the Company) as of December 31, 2004, and the related statements of operations, changes in members’ capital, and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of BPG/CGV Hotel Partners IX LLC at December 31, 2004, and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming that BPG/CGV Hotel Partners IX LLC will continue as a going concern. As more fully described in Note 2, the Company has incurred recurring operating losses. This condition raises substantial doubt about the Company’s ability to continue as a going concern. Management’s plan in regard to this matter is also described in Note 2. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

/s/ Ernst & Young LLP

April 29, 2005

BPG/CGV Hotel Partners IX LLC

Balance Sheet

December 31, 2004

ASSETS
Property and equipment, at cost:
Building and improvements	$47,431,293
Site improvements	1,197,200
Furniture and equipment	8,435,787

57,064,280
Less accumulated depreciation	(3,799,282)

53,264,998
Cash and cash equivalents	714,956
Restricted escrows	1,455,851
Accounts receivable - trade, net of allowance for doubtful accounts of $12,623	472,927
Accounts receivable - affiliate	25,000
Inventories	134,346
Prepaid expenses	187,628
Deposits	150,394
Franchise fee	21,500
Interest rate caps	184,571
Financing costs, net of accumulated amortization of $367,669	1,014,382

$57,626,553

LIABILITIES AND MEMBERS’ CAPITAL
Liabilities:
Mortgages payable	$47,000,000
Accounts payable and accrued liabilities	1,596,853
Accounts payable - affiliates	486,353

Total liabilities	49,083,206
Members’ capital	8,543,347

$57,626,553

See accompanying notes.

BPG/CGV Hotel Partners IX LLC

Statement of Operations

For the Year Ended December 31, 2004

Revenues:
Rooms	$9,187,793
Food and beverage	1,378,095
Telephone	65,336
Other operating departments	105,373
Rentals and other	234,878

Total revenues	10,971,475

Departmental expenses:
Rooms	3,134,031
Food and beverage	1,312,308
Telephone	50,719
Other operating departments	153,354

Total departmental expenses	4,650,412

Departmental profit (loss):
Rooms	6,053,762
Food and beverage	65,787
Telephone	14,617
Other operating departments	(47,981)
Rentals and other	234,878

Gross departmental profit	6,321,063

Costs and expenses:
General and administrative	1,643,199
Sales and marketing	868,118
Operating and maintenance	373,815
Utilities	834,191
Management and accounting fees	398,940
Franchise fees	381,061
Operating leases	145,012
Property insurance	89,089
Property taxes	562,319
Ground rent	600,000
Other fees	70,834
Interest	3,416,767
Depreciation and amortization	2,461,183
Loss on early extinguishment of debt	48,505
Unrealized loss on interest rate caps	133,529

Total costs and expenses	12,026,562

Net loss	$(5,705,499)

See accompanying notes.

BPG/CGV Hotel Partners IX LLC

Statement of Changes in Members’ Capital

For the Year Ended December 31, 2004

	DDODE Associates LLC	BPG Hotel Partners IX LLC	Total
Members’ capital at January 1, 2004	$1,899,281	$1,899,565	$3,798,846
Members’ contributions	5,225,000	5,225,000	10,450,000
Net loss	(2,852,749)	(2,852,750)	(5,705,499)

Members’ capital at December 31, 2004	$4,271,532	$4,271,815	$8,543,347

See accompanying notes.

BPG/CGV Hotel Partners IX LLC

Statement of Cash Flows

For the Year Ended December 31, 2004

Cash flows from operating activities:
Net loss	$(5,705,499)
Adjustments to reconcile net loss to net cash used for operating activities:
Depreciation and amortization	2,461,183
Bad debts	12,623
Loss on early extinguishment of debt	48,505
Unrealized loss on interest rate cap	133,529
Changes in assets and liabilities:
Accounts receivable – trade	(204,761)
Inventory	(72,788)
Prepaid expenses	(157,701)
Deposits	(3,734)
Accounts payable and accrued liabilities	95,185
Accounts payable – affiliates	486,353

Net cash used for operating activities	(2,907,105)

Cash flows from investing activities:
Additions to property and equipment	(434,233)
Funding of restricted escrows	(1,455,851)

Net cash used for investing activities	(1,890,084)

Cash flows from financing activities:
Members’ contributions	10,450,000
Proceeds from mortgage notes	47,760,696
Repayment of mortgage notes	(51,042,240)
Cash paid for financing costs	(1,366,294)
Purchase of interest rate caps	(318,100)

Net cash provided by financing activities	5,484,062

Net increase in cash and cash equivalents	686,873
Cash and cash equivalents at beginning of period	28,083

Cash and cash equivalents at end of period	$714,956

BPG/CGV Hotel Partners IX LLC

Statement of Cash Flows (continued)

For the Year Ended December 31, 2004

Supplemental cash flow information:
Cash paid for interest	$3,346,712

Noncash investing and financing activities:
Construction payables	$111,365

See accompanying notes.

BPG/CGV Hotel Partners IX LLC

Notes to Financial Statements

December 31, 2004

NOTE 1 – BUSINESS FORMATION AND OPERATIONS

BPG/CGV Hotel Partners IX LLC (the Company), a Delaware limited liability company, was formed on September 19, 2000 for the purpose of designing, developing, constructing and operating an approximately 293,000 square foot, 273 room hotel and a parking garage (the Project) on a ground leased parcel in East Boston, Massachusetts. The Company is managed by DDODE Associates LLC (DDODE) and BPG Hotel Partners IX LLC (BPG) (collectively, the Members). The Members contributed their entire interests, in and to the Project, to the Company. On February 28, 2001 and November 1, 2002, the Members amended and restated the Company’s operating agreement to reflect their contributions to the Company’s capital made to date, and to modify the manner in which available cash flow is distributed to the members. Construction began during May 2001, and was completed in February 2003. The hotel opened for business February 14, 2003 as an Embassy Suites.

The Company has no specific date of dissolution.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Accounting

The financial statements include all the accounts of the Company and have been prepared in accordance with accounting principles generally accepted in the United States.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities, if any, at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Income Taxes

The Company has elected to be taxed as a partnership for income tax reporting purposes and, as such, no income tax expense or liability is presented, as such amounts are the responsibility of the members and not the Company.

BPG/CGV Hotel Partners IX LLC

Notes to Financial Statements

December 31, 2004

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Property and Equipment

Property and equipment are recorded at cost. Building and improvement costs are being depreciated on a straight-line basis over lives ranging from 20 to 40 years. Furniture and equipment are being depreciated on a straight-line basis over ten years, which approximates the useful life of the asset involved.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

Restricted Escrows

The senior loan agreement requires that the hotel maintain reserve accounts for property taxes, insurance and replacement reserves.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentration of credit risk are primarily cash and temporary cash investments. The Company places its cash and money market accounts with highly rated financial institutions and national brokerage firms. Cash on hand at federally insured institutions may exceed insurance limits from time to time. The Company has not experienced any losses in such accounts, and monitors the credit worthiness of the financial institutions with which it conducts business.

Deferred Costs

Financing costs totaling $1,382,051 incurred in obtaining financings have been capitalized, and are being amortized using the straight-line method over the term of the related financing. Amortization of deferred financing costs totaled $372,974 for the year ended December 31, 2004.

BPG/CGV Hotel Partners IX LLC

Notes to Financial Statements

December 31, 2004

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Inventories

Merchandise and supplies are stated at the lower of cost (first-in/first-out method) or market.

Revenue

Revenue is generally recognized as hotel services are provided to guests.

Advertising

The cost of advertising is generally expensed as incurred.

Interest Rate Caps

The Company has entered into interest rate cap agreements related to its mortgage notes payable. The Company records these derivative instruments on the balance sheet as either an asset or liability measured at its fair value. Changes in the derivative instruments’ fair value are recognized currently in earnings. The Company has recorded an unrealized loss on its interest rate caps of $133,529 for the year ended December 31, 2004.

Fair Value of Financial Instruments

The fair value of financial instruments is determined by reference to market data and other valuation techniques, as appropriate. The Company’s financial instruments consist of cash and cash equivalents, mortgages payable and interest rate cap agreements. Unless otherwise disclosed, the fair value of the financial instruments approximates their recorded values.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company has reported negative cash flows from operating activities of $2,907,105 and a net loss totaling $5,705,499 (net loss of $3,062,282 adjusted from noncash items such as depreciation, amortization, loss on early extinguishment of debt and unrealized loss on interest rate cap) for the year ended December 31, 2004.

BPG/CGV Hotel Partners IX LLC

Notes to Financial Statements

December 31, 2004

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

The Company’s continuation as a going concern is dependent upon its ability to significantly improve cash flows from operations and the Members’ ability to provide sufficient contributions to allow the Company to satisfy its obligations on a timely basis. Management’s plan to improve cash flows from operations includes increasing occupancy significantly to improve revenues and implementing cost containment measures to reduce certain operating expenses in 2005. Management believes that the increase in cash flows from operations, combined with the Members’ intent and ability to provide additional capital contributions, should provide the Company with sufficient resources to meet its near-term cash requirements.

These factors indicate that the Company may be unable to continue as a going concern. The financial statements do not include any adjustments relating to the recoverability and classification of assets or liabilities that might result should the Company be unable to continue as a going concern.

NOTE 3 – ALLOCATIONS OF PROFITS AND LOSSES AND DISTRIBUTIONS

Allocations of profits and losses are made in accordance with the provisions of Section 704(b) of the Internal Revenue Code.

Distributions of cash shall be applied or distributed (i) first, to the extent and in proportion to any accrued and unpaid interest on each Member’s Shortfall Loans, as defined, if any, (ii) second, to the extent of and in proportion to each Member’s unrecovered Shortfall Loan amounts, (iii) third, to the Members who have made Construction Shortfall Contributions, as defined, pro rata, in proportion to their unrecovered Construction Shortfall Contributions, until Members have received their Construction Shortfall Preferred Return, as defined, (iv) fourth, to the Members who have made Construction Shortfall Contributions, pro rata, in proportion to their unrecovered Construction Shortfall Contributions, (v) fifth to the Members, pro rata, in proportion to their Unrecovered Contributions, as defined, excluding the DDODE Subordinated Initial Contribution, as defined, until the Members have received cumulative distributions equal to a cumulative 12% per annum return, compounded annually on their Unrecovered Contributions, (vi) sixth, to the Members to the extent of and in proportion to each Member’s Unrecovered Contributions, excluding the DDODE Subordinated Initial Contribution, (vii) seventh, to DDODE, until DDODE has received cumulative

BPG/CGV Hotel Partners IX LLC

Notes to Financial Statements

December 31, 2004

NOTE 3 – ALLOCATIONS OF PROFITS AND LOSSES AND DISTRIBUTIONS (continued)

distributions equal to a cumulative 12% per annum return, compounded annually on its DDODE Subordinated Initial Contribution, (viii) eighth, to DDODE to the extent of any unrecovered DDODE Subordinated Initial Contribution, (ix) ninth, to DDODE, in the amount of $250,000, if BPG fails to make an Additional Contribution, as defined, when it is required and DDODE has made all of its required Additional Contributions, and (x) tenth, to the Members in proportion to their respective Percentage Interests.

Except for the obligations of BPG regarding the contribution of capital, under provisions of the operating agreement, no member shall be obligated personally for any debt, obligation or liability of the Company, or any other member, solely by reason of being a member of the Company. Additionally, no member shall have any responsibility to restore negative capital account balances or to contribute to, or in respect of, the liabilities or obligations of the Company.

NOTE 4 – MORTGAGE DEBT

Senior Debt

On March 19, 2004, the Company entered into two new loans with proceeds used to pay outstanding balances on the Fleet Debt and Fidelity Debt. The first loan, in the amount of $32,000,000, is with Greenwich Capital Financial Products, Inc. The loan, which is secured by a first mortgage on the property, bears interest at a variable rate of the adjusted LIBOR rate (as defined) plus 3.86% (6.735% at December 31, 2004), and requires monthly payments of interest only through April 1, 2007, the maturity date. In addition to the monthly payment of interest, if the loan is extended, as defined in the loan agreement, then commencing on May 1, 2007, the Company shall make monthly payments of $175,000 through the extended maturity date. Interest incurred under the loan amounted to $1,442,858 for the year ending December 31, 2004.

The loan is secured by a first mortgage on the property to Greenwich Capital Financial Products, Inc. and certain guarantees given by principals of the Members.

On March 16, 2004, the Company entered into a three-year Interest Rate Cap with SMBC Derivative Products Limited at a cost of $235,000 and fair value of $156,222 as of December 31, 2004.

BPG/CGV Hotel Partners IX LLC

Notes to Financial Statements

December 31, 2004

NOTE 4 – MORTGAGE DEBT (continued)

Junior Debt

The second loan, in the amount of $15,000,000, is with Ashford Hospitality Finance LP. The loan, which is secured by a mortgage on the property, bears interest at a variable rate of the adjusted LIBOR rate (as defined) plus 10.25% (12.53% at December 31, 2004), and requires monthly payments of interest only through April 7, 2007, the maturity date. Interest incurred under the loan amounted to $1,386,008 for the year ending December 31, 2004.

The note is also secured by certain guarantees given by principals of the Members.

On March 16, 2004, the Company entered into a three-year Interest Rate Cap with SMBC Derivative Products Limited at a cost of $69,000 and fair value of $28,349 as of December 31, 2004.

Under the provisions of the Senior Debt and Junior Debt loan agreements discussed above, the Company is required to maintain a minimum debt yield. As the result of the Company’s net operating loss, the Company’s debt yield did not meet this requirement during 2004. Due to market conditions, the Company does riot anticipate satisfying the minimum debt yield requirement for all of 2005. As a result, the lenders of the Senior Debt and Junior Debt loans have the right but not the obligation to call on the letters of credit that are pledged as additional collateral. The Company has not received any notices from its lenders indicating their intent to draw on the letters of credit.

On March 19, 2004, the following debt was paid off via refinancing with the above Senior and Junior notes.

Fleet Debt

On February 28, 2001, the Company entered into a construction and interim loan agreement with Fleet National Bank, as agent for itself and other co-lenders (Fleet), in the amount of $28,000,000. On February 28, 2002, Fleet agreed to increase the principal amount of the note to $29,500,000 to fund development costs. Under the terms of this loan, advances did not commence until all of the proceeds from the sale of the Junior Debt described below were advanced to and expended by the Company. At the option of the Company, the loan bore interest at a variable rate, based on Fleet’s prime rate plus 1/2%, or the adjusted LIBOR Rate (as defined) plus 2.75%. Interest incurred under the loan amounted to $318,258 for the year ending December 31, 2004.

The outstanding balance of $29,039,383 was paid in full on March 19, 2004, via refinancing with the above mortgages.

BPG/CGV Hotel Partners IX LLC

Notes to Financial Statements

December 31, 2004

NOTE 4 – MORTGAGE DEBT (continued)

Fidelity Debt

On February 28, 2001, the Company entered into a securities purchase agreement with and issued a promissory note to Fidelity Real Estate Growth Fund, L.P. (Fidelity) in the amount of $14,000,000. The promissory note bore interest at 22% per annum, compounded monthly. Prior to March 14, 2004, if there was not sufficient cash flow, as defined, to pay interest in full, payment could be deferred to the extent of the insufficiency. The note was secured by a second mortgage on the property and certain guarantees given by the managing members to Fidelity. Interest incurred under the loan amounted to $369,675 for the year ending December 31, 2004.

The outstanding balance of $22,002,857 was paid in full on March 19, 2004, via refinancing with the above mortgages.

NOTE 5 – FRANCHISE AGREEMENT

The hotel operates as an Embassy Suites Hotel under a licensing agreement with Hilton Hotels Corporation. Under this agreement, the hotel pays royalty fees, marketing fees and reservation fees in exchange for brand identification and marketing. This agreement expires on November 12, 2019.

NOTE 6 – COMMITMENTS

During 2004, the hotel was obligated on various operating leases for transportation and office equipment. Operating lease expense for the year was $145,012.

On November 27, 1997, DDODE entered into a ninety-nine-year ground lease for land located at the intersection of Cottage Street and Porter Street, in East Boston, Massachusetts, upon which, as described in Note 1, the Company constructed a hotel. On September 26, 2000, DDODE assigned its interest in the ground lease to the Company.

The ground lease provides for monthly rental payments of $25,000 for the first 27 months of the lease and $50,000 thereafter.

BPG/CGV Hotel Partners IX LLC

Notes to Financial Statements

December 31, 2004

NOTE 7 – COMMITMENTS (continued)

In addition to rents stated above, the ground lease provides for semi-annual payments of 1.25% of gross revenues, as defined, for the prior six-month period. This provision is to commence on January 1, 2010, and continues to the end of the term of the lease.

Future minimum lease payments are as follows:

Year	Amount
2005	$600,000
2006	600,000
2007	600,000
2008	600,000
2009	600,000
Thereafter	53,850,000

Total minimum lease payments	$56,850,000

NOTE 7 – RELATED PARTIES

The Project developers are Congress Group Ventures, Inc. (CGV), an affiliate of DDODE, and The Buccini/Pollin Group (Buccini/Pollin), an affiliate of BPG, (collectively, the Developers). Pursuant to the Development Agreement dated September 15, 2000 between the Company and the Developers, the Developers provided all services reasonably required in connection with the Project, including design, construction, marketing and financing, and received a fee for their services, payable in monthly installments over the construction period.

The Company entered into a Management Agreement, dated September 15, 2000, with Pollin/Miller Hospitality Strategies, Inc. (PMHS), an affiliate of BPG, for management services and accounting services in connection with the operation of the Project upon issuance of a certificate of occupancy after completion of the construction and development of the Project. During 2004, $398,940 was earned by PMHS for management and accounting fees. In addition to management services, the Company reimburses PMHS for salaries and related benefits allocable to the hotel, which totaled $3,778,397 for the year ending December 31, 2004. At December 31, 2004, the total amount due to PMHS was $486,353.

BPG/CGV Hotel Partners IX LLC

Notes to Financial Statements

December 31, 2004

NOTE 8 – RELATED PARTY (continued)

On November 6, 2001, the Company made a noninterest-bearing advance of $25,000 to BS/CGCC, an affiliate of CGV, for working capital. These funds will be refunded in total to the Company upon dissolution of BS/CGCC.

BPG/CGV Hotel Partners IX LLC

Financial Statements

For the Period Ended June 30, 2006

(unaudited)

Contents

Financial Statements (unaudited)

BPG/CGV Hotel Partners IX, LLC

Balance Sheet (Unaudited)

June 30, 2006
Assets
Property and equipment, at cost:
Building and improvements	$47,536,245
Site improvements	1,197,200
Furniture and equipment	8,488,957

57,222,402
Accumulated depreciation	(6,940,405)

Total property and equipment	50,281,997

Other assets:
Cash and cash equivalents	274,725
Restricted escrows	2,708,689
Accounts receivable - trade	397,222
Inventories	158,263
Prepaid expenses	79,310
Deposits	150,394
Franchise fee, net of accumulated amortization of $14,633 as of June 30, 2006	6,867
Interest rate caps	273,500
Financing costs, net of accumulated amortization of $1,042,632 as of June 30, 2006	362,130

Total other assets	4,411,100

Total assets	$54,693,097

Liabilities and members’ capital
Liabilities:
Mortgage payable	$47,000,000
Accounts payable and accrued expenses	1,842,246
Accounts payable - affiliate	209,008
Deferred revenue	32,601

Total liabilities	49,083,855
Members’ capital	5,609,242

Total liabilities and members’ capital	$54,693,097

See Accompanying Notes

1

BPG/CGV Hotel Partners IX, LLC

Statement of Operations (Unaudited)

	June 30, 2006	June 30, 2005
Revenues:
Rooms	$5,490,715	$4,754,846
Food and beverage	648,839	682,351
Telephone	20,559	26,302
Other	113,494	86,697

Total revenues	6,273,607	5,550,196

Departmental expenses:
Rooms	1,770,463	1,563,479
Food and beverage	610,575	645,843
Telephone	20,189	23,689
Other operating departments	70,309	67,471

Total departmental expenses	2,471,536	2,300,482

Departmental profit (loss):
Rooms	3,720,252	3,191,367
Food and beverage	38,264	36,508
Telephone	370	2,613
Other operating departments	43,185	19,226

Gross departmental profit	3,802,071	3,249,714

Costs and other expenses (income):
General and administrative	354,443	484,693
Sales and marketing	637,141	668,705
Operating and maintenance	211,215	201,964
Utilities	492,822	439,597
Management fees	157,047	139,626
Franchise fees	219,984	191,370
Operating leases	74,088	70,227
Ground rent	300,000	300,000
Property insurance	44,072	38,000
Property taxes	286,833	325,846
Interest	2,405,291	2,068,754
Depreciation and amortization	1,279,729	1,541,562
Unrealized gain on interest rate caps	(22,600)	(33,165)
Other	143,896	(107,115)

Total costs and other expenses	6,583,961	6,330,064

Net loss	$(2,781,890)	$(3,080,350)

See Accompanying Notes

2

BPG/CGV Hotel Partners IX, LLC

Statement of Changes in Members’ Capital (Unaudited)

For the period ended June 30, 2006

	DDODE Associates LLC	BPG Hotel Partners IX LLC	Total
Members’ capital - January 1, 2006	$3,393,374	$3,392,757	$6,786,131
Members' contributions	802,501	802,500	1,605,001
Net loss	(1,390,945)	(1,390,945)	(2,781,890)

Members’ capital - June 30, 2006	$2,804,930	$2,804,312	$5,609,242

See Accompanying Notes

3

BPG/CGV Hotel Partners IX, LLC

Statement of Cash Flows (Unaudited)

	June 30, 2006	June 30, 2005
Cash flows from operating activities
Net loss	$(2,781,890)	$(3,080,350)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,049,863	1,271,706
Unrealized gain on interest rate caps	(22,600)	(33,165)
(Increase) decrease in:
Accounts receivable - trade	(122,812)	(62,942)
Accounts receivable - affiliate	—	25,000
Inventories	12,377	18,734
Prepaid expenses	292,473	332,804
Increase (decrease) in:
Accounts payable and accrued expenses	483,150	(8,536)
Accounts payable - affiliate	51,399	(243,898)
Deferred revenue	11,981	(26,041)

Net cash used in operating activities	(1,026,059)	(1,806,688)

Cash flows from investing activities
Additions to property and equipment	(11,334)	(66,731)
Funding of restricted escrows	(468,387)	(746,154)

Net cash used in investing activities	(479,721)	(812,885)

Cash flows from financing activities:
Members contributions	1,605,001	2,249,100

Net increase/(decrease) in cash and cash equivalents	99,221	(370,473)
Cash and cash equivalents - beginning	175,504	714,956

Cash and cash equivalents - ending	$274,725	$344,483

Supplemental disclosure of cash flow information:
Cash paid during the period for:
Interest	$2,390,889	$1,547,871
Income taxes	—	—

See Accompanying Notes

4

BPG/CGV Hotel Partners IX, LLC

Unaudited (Amounts in $000s)

Note 1:	Summary of significant accounting policies:

BPG/CGV Hotel Partners IX, LLC (the “Company”) (a Delaware limited liability company) was formed on September 19, 2000 for the purpose of designing, developing, constructing and operating an approximately 293,000 square foot, 273 room hotel and a parking garage (the Project) on a ground leased parcel in East Boston, Massachusetts. The Company is managed by DDODE Associates, LLC (DDODE) and BPG Hotel Partners IX, LLC (BPG) (collectively, the Members). The Members contributed their entire interests, in and to the Project, to the Company.

Basis of presentation – The financial statements include all the accounts of the Company and have been prepared in accordance with accounting principles generally accepted in the United States.

Use of estimates – The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities, if any, at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and cash equivalents – For purposes of preparing the statement of cash flows, the Company considers all investments purchased with an original maturity of three months or less to be cash equivalents. Restricted cash and funds held in escrow accounts not readily available for use are not considered as cash and cash equivalents.

Restricted escrows – The senior loan agreement requires that the hotel maintain reserve accounts for property taxes, insurance and replacement reserves.

Accounts receivable – trade – Accounts receivable represents amounts due from customers. Management reviews open accounts monthly and takes appropriate steps for collection. When needed an allowance for bad debts is recorded to reflect management’s determination of the amount deemed uncollectible. No provision for bad debts has been recorded.

Inventories – Inventories of food, beverages, linens and guest supplies are stated at the lower of cost or market as determined by the first-in, first-out method.

Income taxes – The Company has elected to be taxed as a partnership for income tax reporting purposes. The Company does not pay federal or state corporate income taxes on its taxable income (nor are they allowed a net operating loss carryback or carryover as a deduction). Instead, the members report their proportionate share of the Company’s taxable income (or lose), deductions and tax credits on their personal income tax returns. Therefore, no provision or liability for federal or state income taxes has been included in the financial statements.

5

BPG/CGV Hotel Partners IX, LLC

Unaudited (Amounts in $000s)

Property and equipment – Property and equipment are recorded at cost. Maintenance, repairs and other expenses that do not enhance the value or increase the basic useful lives of the assets are charged to current operations. Building and improvement costs are being depreciated on a straight-line basis over lives ranging from 15 to 40 years. Furniture and equipment are being depreciated on a straight-line basis over five to ten years, which approximates the useful life of the asset involved. Depreciation expense for the six months ended June 30, 2006 and 2005, respectively was $1.3 million and $2.1 million.

Deferred costs – Financing costs have been capitalized, and are being amortized using the straight-line method over the term of the related financing. Initial franchise fees are being amortized using the straight-line method over 60 months.

Revenue – Revenue is generally recognized as hotel services are provided to guests.

Advertising – The cost of advertising is generally expensed as incurred. Total expenses for the six months ended June 30, 2006 and 2005, respectively was $223 and $198.

Interest rate caps – The Company has entered into interest rate cap agreements related to its mortgage notes payable. The Company records these derivative instruments on the balance sheet as either an asset or liability measured at their fair value. Changes in the derivative instruments’ fair value are recognized currently in earnings.

Fair value of financial instruments – The fair value of financial instruments is determined by reference to market data and other valuation techniques, as appropriate. The Company’s financial instruments consist of cash and cash equivalents, mortgages payable and interest rate cap agreements. Unless otherwise disclosed, the fair value of the financial instruments approximates their recorded values.

Note 2:	Intangible assets

Financing costs totaling $1.4 million incurred in obtaining financing have been capitalized, and are being amortized using the straight-line method over the term of the related financing. Amortization of deferred financing costs for the six months ended June 30, 2006 and 2005, respectively was $205 and $236.

The initial franchise fee deposit of $21,500 is being amortized using the straight-line method over 60 months. Amortization of the franchise fees for the six months ended June 30, 2006 and 2005, respectively was $2 and $2.

Note 3:	Allocations of profits and losses and distributions:

Allocations of profits and losses are made in accordance with the provisions of Section 704(b) of the Internal Revenue Code.

Distributions of cash shall be applied or distributed (i) first, to the extent and in proportion to any accrued and unpaid interest on each Member’s shortfall loans, as defined, if any, (ii) second, to the extent of and in proportion to each Member’s unrecovered shortfall loan amounts, (iii) third, to the Members who have made construction shortfall contributions, as defined, pro rata, in proportion to their unrecovered construction shortfall contributions, until Members have received their construction shortfall preferred return, as defined, (iv) fourth, to the Members who have made construction shortfall contributions, pro rate, in proportion

6

BPG/CGV Hotel Partners IX, LLC

Unaudited (Amounts in $000s)

to their unrecovered construction shortfall contributions, (v) fifth, to the Members, pro rata, in proportion to their unrecovered contributions, as defined, excluding the DDODE subordinated initial contribution, as defined, until Members have received cumulative distributions equal to a cumulative 12% per annum return, compounded annually on their unrecovered contributions, (vi) sixth, to the Members to the extend of and in proportion to each Member’s unrecovered contributions, excluding the DDODE subordinated initial contribution, (vii) seventh, to DDODE, until DDODE has received cumulative distributions equal to cumulative 12% per annum return, compounded annually on its DDODE subordinated initial contribution, (viii) eighth, to DDODE to the extend of any unrecovered DDODE subordinated initial contribution, (ix) ninth, to DDODE, in the amount of $250,000, if BPG fails to make any additional contributions, and (x) tenth, to the Members in proportion to their respective percentage interests.

Except for the obligations of BPG regarding the contribution of capital, under provisions of the operating agreement, no member shall be obligated personally for any debt, obligation or liability of the Company, or any other member, solely by reason of being a member of the Company. Additionally, no member shall have any responsibility to restore negative capital account balances or to contribute to, or in respect of, the liabilities or obligations of the Company.

Note 4:	Mortgage debt:

Senior debt

On March 19, 2004, the Company entered into two new loans with proceeds used to pay outstanding balances on the existing debt. The first loan, in the amount of $32,000,000 is with Greenwich Capital Financial Products, Inc. The loan, which is secured by a first mortgage on the property, bears interest at a variable rate set by the adjusted LIBOR rate (as defined) plus 3.86% (8.17% at December 31, 2005), and requires monthly payments of interest only through April 1, 2007, the maturity date. In addition to the monthly payment of interest, if the loan is extended, as defined in the loan agreement, then commencing on May 1, 2007, the Company shall make monthly payments of $175 through the extended maturity date. Interest incurred under the loan for the six months ended June 30, 2006 and 2005, respectively, was $1.3 million and $1.1 million.

The loan is secured by a first mortgage on the property to Greenwich Capital Financial Products, Inc. and certain guarantees given by principals of the Members.

On March 16, 2004, the Company entered into a three-year interest rate cap with SMBC Derivative Products Limited at a cost of $235 and fair value of $224 as of June 30, 2006.

Junior debt

The second loan, in the amount of $15,000,000 is with Ashford Hospitality Finance LP. The loan, which is secured by a mortgage on the property, bears interest at a variable rate set by the adjusted LIBOR rate (as defined) plus 10.25% (14.54% at December 31, 2005), and requires monthly payments of interest only through April 7, 2007, the maturity date. Interest incurred under the loan for the six months ended June 30, 2006 and 2005, respectively, was $1.1 million and $1.0 million.

The note also secured by certain guarantees given by principals of the Members.

7

BPG/CGV Hotel Partners IX, LLC

Unaudited (Amounts in $000s)

On March 16, 2004, the Company entered into a three-year interest rate cap with SMBC Derivative Products Limited at a cost of $69 and fair value of $50 as of June 30, 2006. Under the provisions of the Senior debt and Junior debt loan agreements discussed above, the Company is required to maintain a minimum debt yield. As the result of the Company’s net operating loss, the Company’s debt yield did not meet this requirement during 2005. As a result, the lenders of the Senior debt and Junior debt loans have the right but not the obligation to call on the letters of credit that are pledged by the owners as additional collateral. The Company has not received any notices from its lenders indication their intent to draw on the letters of credit.

Note 5:	Franchise agreement:

The hotel operates as an Embassy Suites Hotel under a licensing agreement with Hilton Hotels Corporation. Under this agreement, the hotel pays royalty fees, marketing fees and reservation fees in exchange for brand identification and marketing. This agreement expires on November 12, 2019.

Note 5:	Commitments:

The hotel was obligated on various operating leases for transportation and office equipment. Operating lease expense for the six months ended June 30, 2006 and 2005, respectively was $74 and $70.

On November 27, 1997, DDODE entered into a ninety-nine year ground lease, for land located at the intersection of Cottage Street and Porter Street, in East Boston, Massachusetts, upon which, as described in Note 1, the Company constructed a hotel. On September 26, 2000, DDODE assigned its interest in the ground lease to the Company.

The ground lease provides for monthly rental payments of $50,000

In addition to rents stated above, the ground lease provides for semiannual payments of 1.25% of gross revenues, as defined, for the prior six-month period. This provision is to commence on January 1, 2010, and continues to t he end of the term of the lease.

Future minimum lease payments on all leases are as follows for the years ending December 31:

2006	$686
2007	673
2008	637
2009	600
2010	600
Thereafter	53,250

Total	$56,446

Note 7:	Related parties:

The Company entered into a Management Agreement, dated September 15, 2000, with Pollin/Miller Hospitality Strategies, Inc. (PMHS), an affiliate of BPG, for management services and accounting services in connection with the operation of the Project upon issuance of a certificate of occupancy after completion of the construction and development of the Project. For the six months ended June 30, 2006 and 2005, respectively $157 and $140 was earned by PMHS for management and accounting fees. At June 30, 2006, the total amount due to PMHS was $209.

8